Exhibit 99.1
BeOne Medicines Announces Second Quarter 2026 Financial Results and Business Updates
•Total global revenues of $1.7 billion for the second quarter, an increase of 30% from the prior year
•BRUKINSA (zanubrutinib) global revenues of $1.2 billion for the second quarter, an increase of 31% from the prior year
•Diluted GAAP Earnings per American Depository Share (ADS) of $2.05 for the second quarter; non-GAAP diluted Earnings per ADS of $3.84 for the second quarter
•Raised 2026 total revenue guidance to $6.6 to $6.8 billion; GAAP operating income of $1 to $1.1 billion, non-GAAP operating income of $1.7 to $1.8 billion
SAN CARLOS, Calif. – August 5, 2026 – BeOne Medicines Ltd. (NASDAQ: ONC; HKEX: 06160; SSE: 688235), a global oncology company, today announced financial results and corporate updates from the second quarter of 2026.
John V. Oyler, Co-Founder, Chairman, and CEO, BeOne, said:
“These strong second-quarter results underscore our continued growth as a global oncology leader. Our foundational hematology franchise, led by BRUKINSA, continues to gain momentum as we advance one of the industry’s deepest and most diverse pipelines. With differentiated capabilities spanning drug discovery, clinical development, manufacturing, and commercialization, we are well positioned for our next phase of global growth.”
(Amounts in thousands of U.S. dollars and unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Net product revenues	$1,679,794	$1,302,076	29%	$3,167,123	$2,410,606	31%
Other revenue	$25,277	$13,224	91%	$51,386	$21,973	134%
Total revenue	$1,705,071	$1,315,300	30%	$3,218,509	$2,432,579	32%

GAAP income from operations	$325,047	$87,885	270%	$574,949	$98,987	481%
Adjusted income from operations*	$503,029	$274,945	83%	$917,423	$414,302	121%

GAAP net income	$237,007	$94,320	151%	$464,364	$95,590	386%
Adjusted net income*	$444,497	$252,822	76%	$819,539	$388,959	111%

GAAP basic EPS per ADS	$2.12	$0.87	144%	$4.17	$0.89	369%
Adjusted basic EPS per ADS*	$3.98	$2.33	71%	$7.37	$3.61	104%

GAAP diluted EPS per ADS	$2.05	$0.84	144%	$4.01	$0.85	372%
Adjusted diluted EPS per ADS*	$3.84	$2.25	71%	$7.08	$3.48	103%

Free Cash Flow*	$435,344	$219,772	98%	$595,891	$207,447	187%
* For an explanation of our use of non-GAAP financial measures, refer to the “Note Regarding Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see the table at the end of this press release.

Exhibit 99.1
Second Quarter 2026 Financial Results
Product Revenue totaled $1.7 billion for the second quarter of 2026, representing growth of 29% compared to the prior-year period.
•BRUKINSA: Global sales totaled $1.2 billion for the second quarter of 2026, representing growth of 31% compared to the prior-year period; U.S. sales of BRUKINSA totaled $893 million in the second quarter of 2026, representing growth of 31% compared to the prior-year period.
•TEVIMBRA (tislelizumab): Global sales totaled $229 million in the second quarter of 2026, representing growth of 18% compared to the prior-year period.
•Amgen in-licensed products: Global sales totaled $157 million in the second quarter of 2026, representing growth of 25% compared to the prior-year period.
Gross Margin as a percentage of global product sales for the second quarter of 2026 was 90%, compared to 87% in the prior-year period on a GAAP basis. The gross margin percentage increased due to a proportionally higher sales mix of global BRUKINSA compared to other products in the Company’s portfolio. Gross margin also benefited from productivity improvements resulting in lower costs for both BRUKINSA and TEVIMBRA.
Operating Expenses
The following table summarizes operating expenses for the second quarter of 2026:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q2 2026	Q2 2025	% Change	Q2 2026	Q2 2025	% Change
Research and development	$612,280	$524,896	17%	$533,950	$444,057	20%
Selling, general and administrative	$593,214	$537,913	10%	$500,674	$441,655	13%
Total operating expenses	$1,205,494	$1,062,809	13%	$1,034,624	$885,712	17%
The following table summarizes operating expenses for the first half of 2026:

	GAAP			Non-GAAP
(unaudited, in thousands, except percentages)	Q2 YTD 2026	Q2 YTD 2025	% Change	Q2 YTD 2026	Q2 YTD 2025	% Change
Research and development	$1,153,504	$1,006,783	15%	$999,854	$865,252	16%
Selling, general and administrative	$1,148,311	$997,201	15%	$972,667	$837,166	16%
Total operating expenses	$2,301,815	$2,003,984	15%	$1,972,521	$1,702,418	16%
Research and Development (R&D) Expenses increased for the second quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to advancing early clinical programs into late stage and preclinical programs into the clinic. Upfront fees and milestone payments related to in-process R&D for in-licensed assets totaled $23.3 million and $0.5 million in the second quarter of 2026 and 2025, respectively.
Selling, General and Administrative (SG&A) Expenses increased for the second quarter of 2026 compared to the prior-year period on both a GAAP and adjusted basis due to continued investment to support commercial growth. SG&A expenses as a percentage of product sales were 35% for the second quarter of 2026, compared to 41% in the prior-year period.
Net Income and Basic/Diluted Earnings Per Share
GAAP net income for the second quarter of 2026 was $237 million, an increase of $143 million over the prior-year period, primarily attributable to revenue growth and improved operating leverage. Adjusted net income was $444 million, an increase of $192 million over the prior-year period.
For the second quarter of 2026, basic and diluted earnings per share were both $0.16 per share and $2.12 and $2.05 per American Depositary Share (ADS), respectively, compared to basic and diluted earnings per share of $0.07 and $0.06 per share and $0.87 and $0.84 per ADS in the prior-year period. On an adjusted basis, basic and diluted earnings per share was $0.31 and $0.30 per share and $3.98 and $3.84 per ADS, respectively, compared to $0.18 and $0.17 per share and $2.33 and $2.25 per ADS in the prior-year period.

Exhibit 99.1
Free Cash Flow for the second quarter of 2026 was $435 million, representing an increase of $216 million over the prior-year period.
For further details on BeOne’s Second Quarter 2026 Financial Statements, please see BeOne’s Quarterly Report on Form 10-Q for the second quarter of 2026 filed with the U.S. Securities and Exchange Commission.
Updated Full Year 2026 Guidance
BeOne’s financial guidance is summarized below:

	Prior FY 2026 Guidance	Current FY 2026 Guidance[1]
Total revenue	$6.3B - $6.5B	$6.6B - $6.8B
GAAP gross margin %	High-80% range	High-80% range
GAAP operating expenses[2] (combined R&D and SG&A)	$4.7B - $4.9B	$4.8B - $5.0B
GAAP operating income[2]	$750M - $850M	$1.0B - $1.1B
Non-GAAP operating income[2,3]	$1.45B - $1.55B	$1.7B - $1.8B
1 Assumes August 1, 2026 foreign exchange rates.
2 Does not assume any potential new, material business development activity or unusual/non-recurring items.
3 Non-GAAP operating income is a financial measure that excludes from the corresponding GAAP measure costs related to share-based compensation, depreciation and amortization expense. Guidance assumes that Non-GAAP expenses track overall expense growth.
BeOne’s total revenue guidance for full year 2026 of $6.6 billion to $6.8 billion includes expectations for strong revenue growth driven by BRUKINSA’s leadership position in the U.S. and continued global expansion in both Europe and other important rest of world markets. Gross margin percentage is expected to be in the high-80% range and includes the impact of product mix and a full year of 2026 productivity improvements. Guidance for combined operating expenses on a GAAP basis includes expectations of investment to support growth.
The Company is providing the following additional guidance on items impacting net income and earnings per ADS:
•Other income (expense): Estimated range of $25 million to $50 million in expense, includes interest amortization from Royalty Pharma arrangement.
•Income tax outlook: Earnings may provide sufficient positive evidence to reverse certain valuation allowances in 2026, resulting in a material tax benefit when recognized; the timing and magnitude of a potential reversal is uncertain; prior to reversal, income tax expense should trend with earnings per historical relationship. See Form 10-Q for additional updates on income tax uncertainties.
•Diluted ADS outstanding: The Company expects diluted ADSs outstanding of approximately 118 million.
Second Quarter 2026 Business Highlights
Core Marketed Products
BRUKINSA (zanubrutinib)
•Achieved positive topline results from the Phase 3 MANGROVE study in combination with rituximab demonstrating unprecedented progression-free survival (PFS) superiority versus bendamustine plus rituximab in adult patients with previously untreated mantle cell lymphoma (MCL).
•Reported long-term 78-month follow-up data from the Phase 3 SEQUOIA study, which continue to demonstrate sustained PFS benefit for the treatment of adult patients with treatment-naïve chronic lymphocytic leukemia (CLL), at the American Society of Clinical Oncology (ASCO) and European Hematology Association (EHA) annual meetings.

BEQALZI (sonrotoclax)
•Received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of adult patients with relapsed or refractory (R/R) MCL, after at least two lines of systemic therapy, including a BTK inhibitor.
TEVIMBRA (tislelizumab)
•Achieved Japan regulatory approval for the treatment of adult patients with first-line gastric cancer.

Exhibit 99.1
ZIIHERA (zanidatamab)
•Announced New England Journal of Medicine publication of full results from the Phase 3 HERIZON-GEA-01 study plus chemotherapy, with and without TEVIMBRA, versus trastuzumab plus chemotherapy as first-line treatment for advanced/metastatic HER2+ gastroesophageal adenocarcinoma (GEA).

Select Clinical-Stage Programs
•Hosted an investor event at ASCO highlighting proof-of-concept data for three solid tumor programs, including BGB-43395 (CDK4 inhibitor), BGB-B2033 (GPC3x4-1BB bispecific antibody), and BG-C9074 (B7-H4 antibody-drug conjugate).
Hematology
•Tacabrutideg (BTK CDAC): Achieved last patient enrolled for Phase 3 CaDAnCe-303 (China-only) study (BGB-16673-303) in post-BTKi R/R CLL.
•BG-75202 (KAT6 A/B inhibitor): Achieved first patient enrolled into monotherapy cohort for Phase 1 study for the treatment of adult patients with acute myeloid leukemia.
Breast and Gynecological Cancers
•BGB-43395 (CDK4 inhibitor): Initiated Phase 3 study in combination with letrozole for the treatment of adult patients with first-line HR-positive, HER2-negative metastatic breast cancer.
Gastrointestinal Cancers
•BGB-58067 (MTA-cooperative PRMT5 inhibitor): Received U.S. FDA Orphan Drug Designation for the treatment of adult patients with pancreatic ductal adenocarcinoma.
Lung Cancer
•BON-110 (PD-1xVEGF-AxCTLA-4 trispecific antibody)*: Initiated first-in-human study.
Anticipated R&D Milestones

Programs	Milestones	Timing
BRUKINSA	•Regulatory submissions for the treatment of adult patients with first-line MCL in the U.S., Europe, China and Japan.	2H 2026
TEVIMBRA	•U.S. FDA regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA and chemotherapy.	2H 2026
	•China regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with ZIIHERA and chemotherapy.	1H 2027
ZIIHERA	•China regulatory action for the treatment of adult patients with first-line HER2-positive GEA in combination with chemotherapy, with or without TEVIMBRA.	1H 2027
Tacabrutideg(BTK CDAC)	•Phase 2 potential submission (if data support) for the treatment of adult patients with R/R CLL.	2H 2026
BG-C9074 (B7-H4 ADC)	•Phase 3 study initiation for the treatment of adult patients with first-line ovarian cancer in maintenance setting.	2H 2026
BGB-B2033 (GPC3x4-1BB bispecific antibody)	•Pivotal Phase 3 study initiation in second-line hepatocellular carcinoma.	2H 2026
* BeOne has entered into an exclusive option with Huahui Health to license worldwide rights to HH160 (BON-110), a novel trispecific antibody targeting PD-1, VEGF-A and CTLA-4.

Exhibit 99.1
Corporate Updates
•Announced a $300 million expansion of the Company’s flagship clinical and commercial-stage manufacturing and research and development center at the Princeton West Innovation Campus in Hopewell, New Jersey, to add small molecule manufacturing capabilities.
•Appointed Felix J. Baker, Ph.D.; Elizabeth F. Mooney; and Charles L. Sawyers, M.D., to the Company’s Board of Directors.
BeOne’s Earnings Results Webcast
The Company’s earnings conference call for the second quarter 2026 will be broadcast via webcast at 8:00 a.m. ET on Wednesday, August 5, 2026, and will be accessible through the Investors section of BeOne’s website at www.beonemedicines.com. Supplemental information in the form of a slide presentation, transcript of prepared remarks, and a replay of the webcast will also be available.
About BeOne
BeOne Medicines is a global oncology company that is discovering and developing innovative treatments for cancer patients worldwide. With a portfolio spanning hematology and solid tumors, BeOne is expediting development of its diverse pipeline of novel therapeutics through its internal capabilities and collaborations. The Company has a growing global team spanning six continents who are driven by scientific excellence and exceptional speed to reach more patients than ever before.
To learn more about BeOne, please visit www.beonemedicines.com and follow us on LinkedIn, X, Facebook and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding: BeOne’s continued growth as a global oncology leader; BeOne’s pipeline catalysts; BeOne’s full year 2026 guidance; BeOne’s expectations regarding continued global expansion and investment to support growth; upcoming R&D milestones to be achieved by BeOne; the timing of clinical and regulatory developments and data readouts; and BeOne’s plans, commitments, aspirations and goals under the caption “About BeOne.” Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeOne’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeOne’s ability to achieve commercial success for its marketed medicines and drug candidates, if approved; BeOne’s ability to obtain and maintain protection of intellectual property for its medicines and technology; BeOne’s reliance on third parties to conduct drug development, manufacturing, commercialization, and other services; BeOne’s limited experience in obtaining regulatory approvals and commercializing pharmaceutical products; BeOne’s ability to obtain additional funding for operations and to complete the development of its drug candidates and achieve and maintain profitability; and those risks more fully discussed in the section entitled “Risk Factors” in BeOne’s most recent periodic report filed with the U.S. Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in BeOne’s subsequent filings with the SEC. All information in this press release is as of the date of this press release, and BeOne undertakes no duty to update such information unless required by law. BeOne’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

Investor Contact	Media Contact
Liza Heapes	Kyle Blankenship
+1 857-302-5663	+1 667-351-5176
ir@beonemed.com	media@beonemed.com

Exhibit 99.1
Condensed Consolidated Statements of Operations (U.S. GAAP)
(Amounts in thousands of U.S. dollars, except for shares, American Depositary Shares (ADSs), per share and per ADS data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Revenues
Product revenue, net	$1,679,794	$1,302,076	$3,167,123	$2,410,606
Other revenue	25,277	13,224	51,386	21,973
Total revenues	1,705,071	1,315,300	3,218,509	2,432,579
Cost of sales - products	174,530	164,606	341,745	329,608
Gross profit	1,530,541	1,150,694	2,876,764	2,102,971
Operating expenses:
Research and development	612,280	524,896	1,153,504	1,006,783
Selling, general and administrative	593,214	537,913	1,148,311	997,201
Total operating expenses	1,205,494	1,062,809	2,301,815	2,003,984
Income from operations	325,047	87,885	574,949	98,987
Interest income	27,900	11,492	55,564	24,342
Interest expense	(39,739)	(7,995)	(72,626)	(14,997)
Other (expense) income, net	(749)	8,167	13,787	12,117
Income before income taxes	312,459	99,549	571,674	120,449
Income tax expense	75,452	5,229	107,310	24,859
Net income	$237,007	$94,320	$464,364	$95,590

Earnings per share
Basic	$0.16	$0.07	$0.32	$0.07
Diluted	$0.16	$0.06	$0.31	$0.07
Weighted-average shares outstanding—basic	1,450,485,552	1,408,166,754	1,446,490,904	1,399,159,898
Weighted-average shares outstanding—diluted	1,505,361,900	1,463,277,401	1,505,389,182	1,454,296,475

Earnings per American Depositary Share (“ADS”)
Basic	$2.12	$0.87	$4.17	$0.89
Diluted	$2.05	$0.84	$4.01	$0.85
Weighted-average ADSs outstanding—basic	111,575,812	108,320,520	111,268,531	107,627,684
Weighted-average ADSs outstanding—diluted	115,797,069	112,559,800	115,799,168	111,868,960

Exhibit 99.1
Select Condensed Consolidated Balance Sheet Data (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	As of
	June 30,	December 31,
	2026	2025
	(unaudited)	(audited)
Assets:
Cash, cash equivalents and restricted cash	$5,280,674	$4,609,647
Accounts receivable, net	1,056,177	865,080
Inventories	732,603	608,227
Property, plant and equipment, net	1,643,286	1,641,678
Total assets	$9,175,615	$8,188,573
Liabilities and equity:
Accounts payable	$470,299	$479,035
Accrued expenses and other payables	1,264,264	1,109,120
R&D cost share liability	6,182	64,345
Sale of future royalty liability	906,313	906,956
Debt	1,073,059	1,019,206
Total liabilities	4,001,617	3,827,379
Total equity	$5,173,998	$4,361,194

Exhibit 99.1
Select Condensed Consolidated Statements of Cash Flows (U.S. GAAP)
(Amounts in thousands of U.S. Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(unaudited)		(unaudited)
Cash, cash equivalents and restricted cash at beginning of period	$4,853,425	$2,530,591	$4,609,647	$2,638,747
Net cash provided by operating activities	462,820	263,598	664,156	307,680
Net cash used in investing activities	(49,353)	(66,605)	(94,863)	(188,546)
Net cash (used in) provided by financing activities	(6,054)	35,025	62,578	1,248
Net effect of foreign exchange rate changes	19,836	23,477	39,156	26,957
Net increase in cash, cash equivalents, and restricted cash	427,249	255,495	671,027	147,339
Cash, cash equivalents and restricted cash at end of period	$5,280,674	$2,786,086	$5,280,674	$2,786,086

Exhibit 99.1
Note Regarding Use of Non-GAAP Financial Measures
BeOne provides certain non-GAAP financial measures, including Adjusted Operating Expenses, Adjusted Operating Loss, Adjusted Net Income, Adjusted Earnings Per Share, Free Cash Flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP financial measures are intended to provide additional information on BeOne’s operating performance. Adjustments to BeOne’s GAAP figures exclude, as applicable, non-cash items such as share-based compensation, depreciation and amortization. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Non-GAAP adjustments are tax effected to the extent there is U.S. GAAP current tax expense. The Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects. BeOne maintains an established non-GAAP policy that guides the determination of what costs will be excluded in non-GAAP financial measures and the related protocols, controls and approval with respect to the use of such measures. BeOne believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of BeOne’s operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of BeOne’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators BeOne’s management uses for planning and forecasting purposes and measuring BeOne’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by BeOne may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Exhibit 99.1
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Amounts in thousands of U.S. Dollars, except for per share and per ADS data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Reconciliation of GAAP to adjusted cost of sales - products:
GAAP cost of sales - products	$174,530	$164,606	$341,745	$329,608
Less: Depreciation	5,520	3,321	9,846	5,934
Less: Amortization of intangibles	1,592	5,749	3,334	6,922
Less: Other	—	893	—	893
Adjusted cost of sales - products	$167,418	$154,643	$328,565	$315,859

Reconciliation of GAAP to adjusted research and development:
GAAP research and development	$612,280	$524,896	$1,153,504	$1,006,783
Less: Share-based compensation cost	58,536	64,392	112,392	106,159
Less: Depreciation	19,794	16,447	41,258	35,372
Adjusted research and development	$533,950	$444,057	$999,854	$865,252

Reconciliation of GAAP to adjusted selling, general and administrative:
GAAP selling, general and administrative	$593,214	$537,913	$1,148,311	$997,201
Less: Share-based compensation cost	78,931	86,161	148,423	139,845
Less: Depreciation	13,592	10,086	27,187	20,162
Less: Amortization of intangibles	17	11	34	28
Adjusted selling, general and administrative	$500,674	$441,655	$972,667	$837,166

Reconciliation of GAAP to adjusted operating expenses:
GAAP operating expenses	$1,205,494	$1,062,809	$2,301,815	$2,003,984
Less: Share-based compensation cost	137,467	150,553	260,815	246,004
Less: Depreciation	33,386	26,533	68,445	55,534
Less: Amortization of intangibles	17	11	34	28
Adjusted operating expenses	$1,034,624	$885,712	$1,972,521	$1,702,418

Reconciliation of GAAP to adjusted income from operations:
GAAP income from operations	$325,047	$87,885	$574,949	$98,987
Plus: Share-based compensation cost	137,467	150,553	260,815	246,004
Plus: Depreciation	38,906	29,854	78,291	61,468
Plus: Amortization of intangibles	1,609	5,760	3,368	6,950
Plus: Other	—	893	—	893
Adjusted income from operations	$503,029	$274,945	$917,423	$414,302

Reconciliation of GAAP to adjusted income tax expense:
GAAP income tax expense	$75,452	$5,229	$107,310	$24,859
Plus: Discrete tax items	(49,839)	14,210	(53,374)	8,737
Plus: Income tax effect of non-GAAP adjustments	20,331	17,466	40,673	28,703
Adjusted income tax expense	$45,944	$36,905	$94,609	$62,299

Exhibit 99.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of GAAP to adjusted net income:
GAAP net income	$237,007	$94,320	$464,364	$95,590
Plus: Share-based compensation expenses	137,467	150,553	260,815	246,004
Plus: Depreciation	38,906	29,854	78,291	61,468
Plus: Amortization of intangibles	1,609	5,760	3,368	6,950
Plus: Other	—	893	—	893
Plus: Impairment of equity investments	—	3,118	—	15,494
Plus: Discrete tax items	49,839	(14,210)	53,374	(8,737)
Plus: Income tax effect of non-GAAP adjustments[1]	(20,331)	(17,466)	(40,673)	(28,703)
Adjusted net income	$444,497	$252,822	$819,539	$388,959

Reconciliation of GAAP to adjusted EPS - basic
GAAP earnings per share - basic	$0.16	$0.07	$0.32	$0.07
Plus: Share-based compensation expenses	0.09	0.11	0.18	0.18
Plus: Depreciation	0.03	0.02	0.05	0.04
Plus: Amortization of intangibles	0.00	0.00	0.00	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.00	0.00	0.01
Plus: Discrete tax items	0.03	(0.01)	0.04	(0.01)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.03)	(0.02)
Adjusted earnings per share - basic	$0.31	$0.18	$0.57	$0.28

Reconciliation of GAAP to adjusted EPS - diluted
GAAP earnings per share - diluted	$0.16	$0.06	$0.31	$0.07
Plus: Share-based compensation expenses	0.09	0.10	0.17	0.17
Plus: Depreciation	0.03	0.02	0.05	0.04
Plus: Amortization of intangibles	0.00	0.00	0.00	0.00
Plus: Other	0.00	0.00	0.00	0.00
Plus: Impairment of equity investments	0.00	0.00	0.00	0.01
Plus: Discrete tax items	0.03	(0.01)	0.04	(0.01)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.01)	(0.01)	(0.03)	(0.02)
Adjusted earnings per share - diluted	$0.30	$0.17	$0.54	$0.27

Reconciliation of GAAP to adjusted earnings per ADS - basic
GAAP earnings per ADS - basic	$2.12	$0.87	$4.17	$0.89
Plus: Share-based compensation expenses	1.23	1.39	2.34	2.29
Plus: Depreciation	0.35	0.28	0.70	0.57
Plus: Amortization of intangibles	0.01	0.05	0.03	0.06
Plus: Other	0.00	0.01	0.00	0.01
Plus: Impairment of equity investments	0.00	0.03	0.00	0.14
Plus: Discrete tax items	0.45	(0.13)	0.48	(0.08)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.18)	(0.16)	(0.37)	(0.27)
Adjusted earnings per ADS - basic	$3.98	$2.33	$7.37	$3.61

Exhibit 99.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of GAAP to adjusted earnings per ADS - diluted
GAAP earnings per ADS - diluted	$2.05	$0.84	$4.01	$0.85
Plus: Share-based compensation expenses	1.19	1.34	2.25	2.20
Plus: Depreciation	0.34	0.27	0.68	0.55
Plus: Amortization of intangibles	0.01	0.05	0.03	0.06
Plus: Other	0.00	0.01	0.00	0.01
Plus: Impairment of equity investments	0.00	0.03	0.00	0.14
Plus: Discrete tax items	0.43	(0.13)	0.46	(0.08)
Plus: Income tax effect of non-GAAP adjustments[1]	(0.18)	(0.16)	(0.35)	(0.26)
Adjusted earnings per ADS - diluted	$3.84	$2.25	$7.08	$3.48
1.Tax effect of Non-GAAP adjustments is based on the statutory tax rate in the relevant tax jurisdiction. Please note that the Company currently records a valuation allowance on its net deferred tax assets, so there is no net impact recorded for deferred tax effects.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$462,820	$263,598	$664,156	$307,680
Less: Purchases of property, plant and equipment	(27,476)	(43,826)	(68,265)	(100,233)
Free Cash Flow (Non-GAAP)	$435,344	$219,772	$595,891	$207,447

Reconciliation of GAAP Operating Income Guidance to Non-GAAP
Operating Income Guidance for Full Year 2026
	(Unaudited)

GAAP operating income	1,000,000	—	1,100,000
Plus: Adjustments to arrive at Non-GAAP[1]	700,000	—	700,000
Non-GAAP operating income	1,700,000	—	1,800,000
1.The non-GAAP adjustments are based on best available information at this time related to non-cash items similar to those reported in our actual Non-GAAP results.